UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

CADENCE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33103	41-2142317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 436-1400

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Incline Therapeutics, Inc. Option Agreement

On June 21, 2010, Cadence Pharmaceuticals, Inc. (the “Company”) entered into an option agreement (the “Option Agreement”) with Incline Therapeutics, Inc., a privately held specialty pharmaceutical company (“Incline”), pursuant to which the Company obtained an exclusive, irrevocable option to acquire Incline. Incline is developing IONSYS™ (fentanyl iontophoretic transdermal system), an investigational product candidate intended to provide patient-controlled analgesia for adult inpatients requiring opioids following surgery. IONSYS is a compact, needle-free, self-contained, pre-programmed system designed to be applied to the skin on the upper arm or chest and activated by patients double clicking a button on the system. A generally imperceptible electrical current then actively delivers a small dose of the short-acting opioid analgesic fentanyl directly through the skin and into the systemic circulation.

IONSYS was approved by both the U.S. Food and Drug Administration (the “FDA”) and the European Medicines Agency (the “EMA”) in 2006, but is not currently marketed anywhere in the world. Before marketing IONSYS, Incline must obtain regulatory approval from both the FDA and EMA for new patient safety features being developed into the system.

Pursuant to the terms of the Option Agreement, the Company has the right to acquire Incline during two option periods, and has additional rights after the expiration of the second period, as described in more detail below. The first option period commences on the earliest date on which the following have occurred: the Company’s payment of the $3.5 million upfront option fee, the closing of Incline’s Series A Financing and the acquisition by Incline of the rights to IONSYS, and extends through the beginning of the second option period. The second option period commences on the later to occur of 12 months or the date on which Incline receives the second tranche of its Series A financing and extends until the earliest to occur of the date on which Incline submits a supplemental New Drug Application for IONSYS to the FDA, the filing of an initial public offering by Incline, or 42 months.

In consideration for the option, the Company will pay Incline a $3.5 million upfront option fee no later than three days after the Company receives notice that Incline closed its Series A Financing and acquired of the rights to IONSYS. In addition, the Company will pay Incline a second $3.5 million fee upon the commencement of the second option period if the Company has not yet exercised its option to acquire Incline. During the first option period, the Company may acquire Incline for an amount not to exceed $135 million. During the second option period, the Company may acquire Incline for an amount not to exceed $228 million, plus payment of an additional amount not to exceed $57 million upon FDA approval of IONSYS. The Company has an exclusive right of first negotiation to acquire Incline for the six-month period following the expiration of the second option period and may elect to extend the second option period for up to an additional six months upon the payment of up to $5 million to Incline.

The Option Agreement provides that the Company has the right to elect at the time of the exercise of the option to pay up to 50% of the applicable payment in the form of the Company’s common stock. If the Company elects to issue common stock, it will be required to either issue at the common stock pursuant to an effective registration statement or register such common stock for resale. Any issuance of common stock would be subject to NASDAQ Marketplace Rule 5635 unless prior stockholder approval has been obtained or a waiver of or exemption from such rule has been obtained from NASDAQ.

The Option Agreement contains certain affirmative covenants of Incline, including the Company’s right to designate one member to Incline’s board of directors. The Company appointed Ted Schroeder, President and CEO of the Company as its initial representative on the Incline board of directors. In addition, the Company and Incline will form a joint development committee to oversee global development of and the pursuit of regulatory approval for IONSYS.

In consideration of the Company’s expenditure of funds in connection with conducting due diligence on IONSYS, the Company will receive $500,000 of Incline Series A preferred stock in terms generally consistent with Incline’s other Series A preferred stock investors.

The Option Agreement provides that the option shall terminate upon the mutual consent of the Company and Incline, expiration of the first option period without the Company exercising the option or paying the second option payment, expiration of the second option period (as may be extended) without the Company exercising the option or after the expiration of the second option period, or the closing of an initial public offering of Incline if the Company does not exercise the option before such closing.

David Socks, Senior Vice President, Corporate Development and Strategy of the Company, has resigned from the Company to join Incline as President and Chief Operating Officer.

The above description, which summarizes the material terms of the Option Agreement, is qualified in its entirety by reference to the full text of the Option Agreement, a copy of which is expected to be filed as an exhibit to the Company’s next periodic report.

Amended and Restated Loan and Security Agreement

On June 18, 2010, the Company entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance Corporation (“Oxford”), Silicon Valley Bank (“SVB”) and GE Business Financial Services, Inc. (“GEBFS”) (each a “Lender” and collectively “Lenders”). The Loan Agreement amends and restates the Company’s existing loan and security Loan Agreement and provides the Company with a $30 million growth capital loan facility. The loan facility is available to the Company in two advances, with the first advance of $20 million to be made no later than June 30, 2010, and the second advance of $10 million to be made upon approval by the U.S. Food and Drug Administration of the Company’s investigational product candidate, OFIRMEV™ (acetaminophen) injection on or before December 31, 2010. Upon the applicable drawdown, the Company will make interest-only payments through June 30, 2011, and will then make principal and interest payments to fully amortize the advance over the subsequent 30 month term. The interest rate for each applicable drawdown will equal the greater of (i) 11.25% and (ii) the sum of (a) the one-month U.S. London Interbank Offer Rate (LIBOR) reported in the Wall Street Journal three (3) Business Days prior to the drawdown date plus (b) 10.98%. The loan facility is secured by the Company’s assets, excluding intellectual property.

In connection with each term loan advance, the Company issued to Oxford, a warrant to purchase 127,397 shares of the Company’s common stock, to SVB, a warrant to purchase 46,703 shares of the Company’s common stock and to GEBFS, a warrant to purchase 80,693 shares of the Company’s common stock (together the “Warrants”). The aggregate number of shares of the Company’s common stock subject to the Warrants is equal to 6.00% of the total commitment amount ($30 million), divided by the lower of the average reported closing price for the Company’s common stock on the Nasdaq Global Market over the ten trading days immediately prior to, or the price per share on the issue date. The exercise price for each Warrant is $7.0645 per share, which is equal to the lower of the average reported closing price for the Company’s common stock on the Nasdaq Global Market over the ten trading days immediately prior to the issue date. Excluding certain mergers or acquisitions, the Warrant will expire on the seven-year anniversary of the date of issuance.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the Warrants, copies of which are attached as exhibits hereto and incorporated herein by reference.

Forward-Looking Statements

Cadence cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Such forward-looking statements include statements regarding: Cadence’s ability to complete future drawdowns under the loan facility; the strengthening effect of borrowing $30 million on Cadence’s balance sheet; the company’s ability to successfully prepare for the launch OFIRMEV; the potential for Cadence to ultimately acquire Incline, and the anticipated strategic benefit to Cadence of any such acquisition; the likelihood that Incline will successfully develop and obtain regulatory approval from the FDA and EMA for IONSYS; and the commercial potential for this product candidate, if approved. All such forward-looking statements are based on Cadence’s current beliefs and expectations, and should not be regarded as a representation by Cadence that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Cadence’s and Incline’s businesses, including, without limitation: Cadence’s ability to comply with the terms of the loan agreement; the potential for an event of default under the loan agreement, and the corresponding risk of acceleration of repayment and potential foreclosure on the assets pledged to secure the line of credit; the potential for the FDA to require additional data or information as part of its review process of the pending NDA for OFIRMEV; the risk that the FDA may not approve OFIRMEV or IONSYS, and that the EMA may not approve IONSYS, on a timely basis or at all; the dependence of Cadence on the success of OFIRMEV, and of Incline on IONSYS, as each respective company’s only product candidate; Cadence’s reliance on Incline to develop and obtain regulatory approval for IONSYS; the potential that Incline’s efforts to develop improved patient safety features for IONSYS may be unsuccessful, or that Incline may not develop a risk evaluation and management strategy (REMS) for IONSYS that is acceptable to the FDA; the potential that Cadence may require substantial additional funding in order to obtain regulatory approval for and commercialize OFIRMEV, and to exercise the option to acquire Incline and obtain regulatory approval for and commercialize IONSYS, and the risk that Cadence may not be able to raise sufficient capital when needed, or at all; the risk that delays in the regulatory approval or commercial launch of OFIRMEV or IONSYS will enable competitors to further entrench existing products, or develop and bring new competing products to market before the launch of these product candidates; the potential that unexpected adverse side effects or inadequate therapeutic efficacy of OFIRMEV or IONSYS may delay or prevent regulatory approval or commercialization, or result in recalls or product liability claims; other delays or difficulties in the development, testing or manufacturing of OFIRMEV or IONSYS; the risk that Incline may breach any of the agreements under which it licenses the rights to IONSYS from others, and lose the ability to continue to develop and commercialize this product candidate; the scope and validity of patent protection for OFIRMEV and IONSYS, and the risk that the development or commercialization of these product candidates may infringe the intellectual property rights of others; and other risks detailed in Cadence’s periodic public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Cadence undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated by reference herein and made a part hereof.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants is incorporated by reference herein and made a part hereof. The Warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.10	Form of Warrant to Purchase Common Stock dated June 18, 2010.

10.1	Amended and Restated Loan and Security Agreement dated June 18, 2010, by and among the Company and Oxford Finance Corporation, Silicon Valley Bank and G.E. Business Financial Services Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2010	CADENCE PHARMACEUTICALS, INC.

	By:	/S/ WILLIAM R. LARUE
	Name:	William R. LaRue
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.10	Form of Warrant to Purchase Common Stock dated June 18, 2010.

10.1	Amended and Restated Loan and Security Agreement dated June 18, 2010, by and among the Company and Oxford Finance Corporation, Silicon Valley Bank and G.E. Business Financial Services Inc.